Exhibit 10.1

Execution Version

$400,000,000

REGAL CINEMAS CORPORATION

8.625% Senior Notes Due 2019

PURCHASE AGREEMENT

July 9, 2009

CREDIT SUISSE SECURITIES (USA) LLC (“Credit Suisse”),

As Representative of the Several Purchasers,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1.                          Introductory. Regal Cinemas Corporation, a Delaware corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”), for whom Credit Suisse is acting as representative, subject to the terms and conditions stated herein, to issue and sell to the several Purchasers $400,000,000 principal amount of its 8.625% Senior Notes due 2019 (“Offered Securities”), to be issued under an indenture dated as of July 15, 2009 (the “Indenture”), among the Company, the guarantors named therein (the “Guarantors” and each a “Guarantor”) and U.S. Bank National Association, as Trustee on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the “Securities Act”).  The Offered Securities will be fully and unconditionally, jointly and severally, guaranteed by each of the Guarantors (such guarantees, the “Guarantees”).

Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement, to be dated the Closing Date, among the Company, the Guarantors and the Purchasers  (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, (i) a registration statement under the Securities Act of 1933 (the “Securities Act” and, such registration statement, the “Exchange Offer Registration Statement”) relating to the Company’s 8.625% Senior Notes due 2019, Series B, and the Guarantees endorsed thereon, to be issued under the Indenture and identical in all material respects to the Offered Securities and the Guarantees endorsed thereon but registered under the Securities Act (the “Exchange Securities” and, together with the Offered Securities and the Guarantees, the “Securities”), and to be offered in exchange for the Offered Securities and the

Guarantees endorsed thereon (such offer to exchange being referred to as the “Exchange Offer”), and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement” and the Exchange Offer Registration Statement, each a “Registration Statement”).

Each of the Company and each of the Guarantors hereby agrees with the several Purchasers as follows:

2.                          Representations and Warranties of the Company and the Guarantors.  The Company and each of the Guarantors represents and warrants to, and agrees with, the several Purchasers that:

(a)                                  Offering Circulars; Certain Defined Terms.  The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.

For purposes of this Agreement:

“Applicable Time” means 5:20 p.m. (New York time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Final Offering Circular” means the final offering circular relating to the Offered Securities that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Circular” means the preliminary offering circular, dated July 9, 2009, relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).

“subsidiary” with respect to any person means (1) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more subsidiaries of such person or by one or more subsidiaries of such person, and (2) any other person (other than a corporation) in which such person, one or more subsidiaries of such person, or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such person or a subsidiary of such person is, at the time, a general partner and in which such person, directly or indirectly, at the date of determination thereof has a majority ownership interest.

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto.  Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording and any Issuer Free Writing Communication listed on Schedule C hereto.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b)                                 Disclosure.  As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  At the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company or the Guarantors by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.  Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Annual Report on Form 10-K (as amended by Form 10-K/A) of Regal Entertainment Group (the “Parent Guarantor”) most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Parent Guarantor with the Commission or sent to stockholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(c)                                  Offered Securities.  The Offered Securities have been duly authorized by the Company and, when delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the General Disclosure Package, the Final Offering Circular and the Indenture.

(d)                                 Exchange Securities.  The Exchange Securities have been duly authorized by the Company and, when issued in the Exchange Offer, will have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will conform to the information in the General Disclosure Package and to the description of such Exchange Securities contained in the General Disclosure Package, the Final Offering Circular and the Indenture.

(e)                                  Guarantee.  The Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor, and, when the Offered Securities are delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date, the Guarantee of each Guarantor endorsed thereon will have been duly executed, issued and delivered by each such Guarantor and will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will conform to the description thereof contained in the General Disclosure Package, the Final Offering Circular and the Indenture.  The Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor, and, when issued in the Exchange Offer, will have been duly executed and delivered by each such Guarantor and will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will conform to the description thereof contained in the General Disclosure Package, the Final Offering Circular and the Indenture.

(f)                                    Good Standing of the Company and the Guarantors.  Each of the Company and each of the Guarantors has been duly incorporated or organized and is an existing corporation or other business organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each of the Company and each of the Guarantors is duly qualified to do business as a foreign corporation or other business organization, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company, the Guarantors and their respective subsidiaries taken as a whole, or materially and adversely affect the ability of the Company or the Guarantors to issue the Securities or perform their respective obligations hereunder or thereunder, under the Indenture or under the Registration Rights Agreement, or otherwise affect the validity of the Securities or otherwise be material in the context of the Securities (“Material Adverse Effect”).

(g)                                 Subsidiaries.  Each subsidiary of the Company and each subsidiary of the Guarantors has been duly incorporated or organized and is an existing corporation or other business organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package, except where failure to be so incorporated or organized and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company and each subsidiary of the Guarantors is duly qualified to do business as a foreign corporation or other business organization, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company and each subsidiary of the Guarantors has been duly authorized and, in the case of each subsidiary that is a corporation, validly issued and is fully paid and nonassessable; and, except as disclosed in the General Disclosure Package, the capital stock or other ownership interests of each subsidiary owned by the Company or a Guarantor, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(h)                                 Indenture.  The Indenture has been duly authorized by each of the Company and each of the Guarantors and, when the Offered Securities and the Guarantees are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, and the Indenture will constitute a valid and legally binding obligation of each of the Company and each of the Guarantors, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will conform to the description of the Indenture contained in the General Disclosure Package and the Final Offering Circular.

(i)                                     Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized by each of the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by each of the Company and each of the Guarantors and will constitute a valid and legally binding obligation of each of the Company and each of the Guarantors, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will conform to the description of the Registration Rights Agreement contained in the General Disclosure Package and the Final Offering Circular.

(j)                                     No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company, the Guarantors and any person that would give rise to a valid claim against the Company, the Guarantors or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the transactions related to the Securities.

(k)                                  Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement in connection with the offering, issuance and sale of the Securities by the Company and the Guarantors, except for the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement.

(l)                                     Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Securities and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties, (B) any agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the properties of the Company, the Guarantors or any of their respective subsidiaries is subject, or (C) the charter or by-laws or similar governing documents of the Company, the Guarantors or any of their respective subsidiaries, except in the case of a breach, violation, or default described in clause (A) or (B) above that would not, individually or in the aggregate, be expected to have a Material Adverse Effect, and each of the Company and each of the Guarantors has full power and authority to authorize, issue and sell the Offered Securities and the Guarantees endorsed thereon as contemplated by this Agreement and the Exchange Securities and the Guarantees endorsed thereon as contemplated by the Registration Rights Agreement.

(m)                               Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Company and each of the Guarantors.

(n)                                 Title to Property.  Except as disclosed in the General Disclosure Package, the Company, the Guarantors and their respective subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and that, individually or in the aggregate, would have a Material Adverse Effect; and except as disclosed in the General Disclosure Package, the Company, the Guarantors and their respective subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them and that, individually or in the aggregate, would have a Material Adverse Effect.

(o)                                 Possession of Licenses and Permits.  The Company, the Guarantors and their respective subsidiaries possess adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(p)                                 Absence of Existing Defaults and Conflicts.  None of the Company, the Guarantors or any of their respective subsidiaries is (A) in violation of its charter or bylaws or other similar governing documents or (B) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of a default described in clause (B) above that, individually or in the aggregate, would not have a Material Adverse Effect.

(q)                                 Registration Rights.  Except for the Registration Rights Agreement to be entered into on the Closing Date, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right (i) to require the Company or any of the Guarantors to file a registration statement under the Securities Act with respect to any securities of the Company or any of the Guarantors or (ii) to require the Company or any of the Guarantors to include such securities with the Securities registered pursuant to any Registration Statement.

(r)                                    Absence of Labor Disputes.  No labor dispute with the employees of the Company, the Guarantors or any of their respective subsidiaries exists or, to the knowledge of the Company or the Guarantors, is imminent that would, individually or in the aggregate, have a Material Adverse Effect.

(s)                                  Possession of Intellectual Property.  The Company, the Guarantors and their respective subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    Environmental Laws.  Except as disclosed in the General Disclosure Package, none of the Company, the Guarantors or any of their respective subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or the Guarantors is aware of any pending investigation which might lead to such a claim.

(u)                                 Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, the Guarantors or any of their respective subsidiaries or any of their respective properties that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and to the Company’s and the Guarantors’ knowledge, no such actions, suits or proceedings are threatened or contemplated.

(v)                                 Financial Statements.  The financial statements of the Parent Guarantor, together with the related schedules and notes, included in the General Disclosure Package present fairly in all material respects the financial position of the parent Guarantor and its consolidated subsidiaries, and the financial statements of National CineMedia, LLC (“National CineMedia”), together with the related schedules and notes, included in the General Disclosure Package present fairly in all material respects the financial position of National CineMedia and its consolidated subsidiaries, in each case, as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and related schedules and notes have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis and the other financial and statistical information and data set forth in the General Disclosure Package are, in all material respects, accurately presented and, with respect to such financial information, prepared on a basis consistent with the financial statements of  the Parent Guarantor and National CineMedia, respectively, and the books and records of the Parent Guarantor and National CineMedia, respectively.

(w)                               No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since January 1, 2009, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the

Company, the Guarantors or any of their respective subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of the Guarantors on any class of its capital stock.

(x)                                   Reporting Status.  The Parent Guarantor is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system.

(y)                                 Investment Company Act.  None of the Company or the Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and none of the Company or the Guarantors is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, none will be an “investment company” as defined in the Investment Company Act.

(z)                                   Class of Securities Not Listed.  No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities or the Guarantees are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(aa)                            No Registration.  The offer and sale of the Offered Securities and the Guarantees and the initial resales by the Purchasers, in each case, in the manner contemplated by this Agreement and the General Disclosure Package will be exempt from the registration requirements of the Securities Act and no registration of the Offered Securities or the Guarantees is required under the Securities Act for sale of the Offered Securities or the Guarantees to the Purchasers as contemplated hereby or for the initial resales in the manner contemplated by this Agreement and the General Disclosure Package (assuming (i) the representations of the Purchasers contained in this Agreement are true, correct and complete and (ii) compliance by the Purchasers with its covenants set forth in this Agreement), and it is not necessary to qualify an indenture in respect of the Offered Securities or the Guarantees under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) for sale of the Offered Securities and the Guarantees to the Purchasers and the initial resales by the Purchasers, in each case, in the manner contemplated by this Agreement and the General Disclosure Package.

(bb)                          Qualification of Indenture.  The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(cc)                            Regulations T, U, X.  None of the Company, the Guarantors or any of their respective subsidiaries nor any agent thereof acting on the behalf of it has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities or the Guarantees to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(dd)                          Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any of the Guarantors that it is considering imposing) any condition (financial or otherwise) on the Company’s or any of the Guarantor’s retaining any rating assigned to the Company or any of the Guarantors or any securities of the Company or any of the Guarantors or (ii) has indicated to the Company or any of the Guarantors that it is considering any of the actions described in Section 7(b)(ii) hereof.

(ee)                            No General Solicitation.  No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company or the Guarantors, or any of their respective representatives (other than the Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Offered Securities or the Guarantees contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  No securities of the same class as the Offered Securities or the Guarantees have been offered, issued or sold by the Company within the six-month period immediately prior to the date hereof.

(ff)                                Regulation S Restrictions.  Neither the Company, nor any Guarantor, nor any of their respective affiliates, nor any person acting on its or their behalf has offered or will offer or sell the Offered Securities or the Guarantees with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.  The Company, the Guarantors, their respective affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Company nor any Guarantor has entered into and neither the Company nor any Guarantor will enter into any contractual arrangement with respect to the distribution of the Offered Securities or the Guarantees except for this Agreement.

(gg)                          Tax.  All material Tax returns required to be filed by the Company, the Guarantors and their respective subsidiaries have been filed and all such returns are true, complete and correct in all material respect.  All material Taxes that are due or claimed to be due from the Company, the Guarantors and their respective subsidiaries have been paid other than those (A) currently payable without penalty or interest or (B) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (A) and (B), adequate reserves have been established on the books and records of the Company, the Guarantors and their respective subsidiaries in accordance with GAAP.  There are no material Tax assessments proposed in writing against the Company, the Guarantors or any of their respective subsidiaries.  To the Company’s and the Guarantors’ knowledge, the accruals and reserves on the books and records of the Company, the Guarantors and their respective subsidiaries in respect of any material Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period.  For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(hh)                          Internal Controls and Compliance with the Sarbanes-Oxley Act.  KPMG LLP are independent public auditors as required by the Securities Act and the Rules and Regulations thereof.  Except as set forth in the General Disclosure Package, the Company, the Guarantors and their respective subsidiaries and the Parent Guarantor’s Board of Directors (the “Board”) are in compliance, in all material respects, with Sarbanes-Oxley and all applicable Exchange Rules.  The Parent Guarantor maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply in all material respects with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the Parent Guarantor has adopted and applies corporate governance guidelines.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Parent Guarantor has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Parent Guarantor does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would, individually or in the aggregate, have a Material Adverse Effect.

(ii)                                  Insurance.  The Company, the Guarantors and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Company, the Guarantors or any of their respective subsidiaries (A) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (B) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have, individually or in the aggregate, a Material Adverse Effect.

(jj)                                  Material Changes.  Subsequent to the respective dates as of which information is given in the General Disclosure Package, (A) the Company, the

Guarantors and their respective subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (B) the Company and the Guarantors have not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, the Guarantors and their respective subsidiaries (taken as a whole), except in each case as described in the General Disclosure Package.

(kk)                            Use of Proceeds.  The net proceeds of the issuance and sale of the Offered Securities are being incurred in good faith to repay a portion of the Company’s borrowings under that certain Fifth Amended and Restated Credit Agreement, dated as of October 27, 2006, as amended, by and among the Company, the Guarantors party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC, as sole lead arranger and sole book runner, and the lenders from time to time party thereto.

(ll)                                  Statistical and Market Related Data.  The industry, statistical and market-related data included or incorporated by reference in the Preliminary Offering Circular, the Final Offering Circular or any Issuer Free Writing Communication are derived from sources that the Company and the Guarantors reasonably and in good faith believe to be accurate, reasonable and reliable, and such data agrees with the sources from which they were derived.

(mm)                      Absence of Manipulation.  None of the Company, the Guarantors or any of their respective affiliates has, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates had a beneficial interest in any Offered Securities or attempt to induce any person to purchase any Offered Securities in violation of Section 9 of the Exchange Act or Regulation M promulgated under the Exchange Act.

(nn)                          ERISA.  The Company, the Guarantors and their respective subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Guarantors or any of their respective subsidiaries would have any liability; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company, the Guarantors and their respective subsidiaries have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company, the Guarantors and each of its respective subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(oo)                          Accurate Disclosure.  The statements in the General Disclosure Package and the Final Offering Circular under the headings “Certain United States Federal Income Tax Considerations” and “Description of Notes,” in the Parent Guarantor’s Annual Report on Form 10-K for the fiscal year ended January 1, 2009 under the caption “Item 3—Legal Proceedings” and in Note 8—“Litigation and Contingencies” to the consolidated financial statements included in Part II, Item 8 of such Form 10-K, and in the Parent Guarantor’s Form 10-Q for the fiscal quarter ended April 2, 2009, under the caption “Item 1—Legal Proceedings” and in Note 7—“Commitments and Contingencies” to the condensed consolidated financial statements included in Part I, Item 1 of such Form 10-Q, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, fairly summarize in all material respects such legal matters, agreements, documents or proceedings and present the information required to be shown.

3.                          Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 95.49850% of the principal amount thereof, the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A.

The Company will deliver against payment of the purchase price the Offered Securities to or as instructed by Credit Suisse for the accounts of the several Purchasers hereunder and to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Regulation S Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V. (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), and registered in the name of Cede & Co., as nominee for DTC.  The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (“Rule 144A” and, such securities, the “144A Securities”) in the form of one or more permanent global securities in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.  The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers.  The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular.  Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg.  Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the office of Hogan & Hartson L.L.P., One Tabor Center, Suite 1500, 1200 Seventeenth Street, Denver, Colorado 80202, at 9:00 a.m. (New York time), on July 15, 2009, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities.  The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at least 24 hours prior to the Closing Date.

4.         Representations by Purchasers; Resale by Purchasers.

(a)           Each of the Purchasers severally represents and warrants to the Company and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)           Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.  Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 under the Securities Act or Rule 144A.  Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts in the United States with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.  Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act.  Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)           Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except as contemplated by this Agreement, without the prior written consent of the Company.

(d)           Each Purchasers severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

5.         Certain Agreements of the Company and the Guarantors.  Each of the Company and each of the Guarantors agrees with the several Purchasers that:

(a)           Amendments and Supplements to Offering Circulars.  Each of the Company and each of the Guarantors will advise the Purchasers promptly of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without the Purchasers’ consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material would include an untrue statement of a material fact or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantors promptly will notify Credit Suisse of such event and promptly will prepare and furnish, at their own expense, an amendment or supplement which will correct such statement or omission.  Neither Credit Suisse’s consent to, nor its delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b)           Furnishing of Offering Circulars.  The Company and the Guarantors will furnish to the Purchasers the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available, and will furnish to the Purchasers copies of the Final Offering Circular and all amendments and supplements to such document and in such quantities as the Purchasers requests.  At any time when the Parent Guarantor is not or, if the Offered Securities or the Exchange Securities are no longer guaranteed by the Parent Guarantor, at any time when the Company is not, subject to Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors will promptly furnish or cause to be furnished to the Purchasers and, upon request of holders and prospective purchasers of the Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Securities. The Company and the Guarantors will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)           Blue Sky Qualifications.  The Company and the Guarantors will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as Credit Suisse designates and will continue such qualifications in effect so long as required for the resale of the Securities by the Purchasers provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d)           Reporting Requirements.  During the period of three years hereafter, the Company and the Guarantors will furnish to Credit Suisse, as soon as practicable, copies of all information furnished by the Company or the Guarantors to the Trustee or to the holders of the Securities pursuant to the Indenture or the Trust Indenture Act and copies of any reports or financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company or any of the Guarantors is listed and, in the event the stock of the Company or any of the Guarantors is traded on any securities exchange, a copy of all reports or communications furnished to its stockholders generally.

(e)           Transfer Restrictions.  During the period of one year after the Closing Date, the Company and the Guarantors will, upon request, furnish to Credit Suisse, each of the other Purchasers and any holder of Securities a copy of the restrictions on transfer applicable to the Securities.

(f)            No Resales by Affiliates.  During the period of one year after the Closing Date, the Company and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them.

(g)           Investment Company.  During the period of two years after the Closing Date, neither the Company nor any of the Guarantors will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h)           Payment of Expenses.  The Company and the Guarantors will pay all expenses incidental to the performance of their respective obligations under this Agreement, the Registration Rights Agreement and the Indenture including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and printing of this Agreement, the Securities, the Indenture, the Registration Rights Agreement, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (iv) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as Credit Suisse designates and the preparation and printing of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Securities, and (vi) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers.  The Company and the Guarantors will reimburse the Purchasers for all travel expenses of the Purchasers and the Company’s and the Guarantors’ officers and employees and any other expenses of the Purchasers and the Company and the Guarantors in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(i)            Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the “Use of Proceeds” section of the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to an affiliate of the Purchasers.

(j)            Absence of Manipulation.  In connection with the offering, until Credit Suisse shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of the Guarantors nor any of their respective affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k)           Restriction on Sale of Securities.  Except pursuant to the Registration Rights Agreement, for a period of 90 days after the date hereof, neither the Company nor any of the Guarantors will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company or any of the Guarantors and having a maturity of more than one year from the date of issue of the Offered Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse.  The Company and the Guarantors will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities and the Guarantees.

(l)            DTC.  The Company and the Guarantors will obtain the approval of DTC for “book-entry” transfer of the Securities and will comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(m)          Usury Laws.  The Company and the Guarantors will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of any Securities.

(n)           Registration Rights Agreement.  The Company and the Guarantors will comply with all of their respective agreements set forth in the Registration Rights Agreement.

(o)           Further Acts.  The Company and the Guarantors will use their respective best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Offered Securities and the Guarantees.

6.        Free Writing Communications

(a)           Issuer Free Writing Communications.  Each of the Company and each of the Guarantors represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b)           Term Sheets.  Each of the Company and each of the Guarantors consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Attachment A to Schedule B hereto, or (ii) does not contain any material information about the Company, the Guarantors or their securities that was provided by or on behalf of the Company or the Guarantors, it being understood and agreed that the Company and the Guarantors shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular or the Final Offering Circular or the General Disclosure Package.

7.         Conditions of the Obligation of the Purchasers. The obligation of the several Purchasers to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

(a)           Accountants’ Comfort Letter.  The Purchasers shall have received letters, dated, respectively, the date hereof and the Closing Date, of each of (i) KPMG LLP confirming that they are a registered public accounting firm and independent public accountants with respect to the Parent Guarantor within the meaning of the Securities Laws and substantially in the form of Exhibit D-1 hereto (except that, in any letter dated the Closing Date, the specified date referred to in Exhibit D-1 hereto shall be a date no more than three days prior to the Closing Date), and (ii) of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants with respect to National CineMedia within the meaning of the Securities Laws and substantially in the form of Exhibit D-2 hereto (except that, in any letter dated the Closing Date, the specified date referred to in Exhibit D-2 hereto shall be a date no more than three days prior to the Closing Date).

(b)           No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred, individually or in the aggregate, (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company, the Guarantors and their respective subsidiaries taken as a whole which, in the judgment of the Purchasers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or any of the Guarantors by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any of the Guarantors (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any of the Guarantors has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the judgment of the Purchasers, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange, (v) any suspension of trading of any securities of the Company or any of the Guarantors on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c)           Opinion of Counsel for Company and the Guarantors.  The Purchasers shall have received opinions, dated the Closing Date, of Hogan & Hartson L.L.P., counsel for the Company and the Guarantors, substantially in the forms of Exhibits A-1 and A-2 hereto.

(d)           Opinion of In-House Counsel for Company and the Guarantors.  The Purchasers shall have received an opinion, dated the Closing Date, of Peter Brandow, General Counsel to the Company, substantially in the form of Exhibit B hereto.

(e)           Opinion of Local Counsel.  The Purchasers shall have received opinions, dated the Closing Date, from counsel in states where certain Guarantors are incorporated and where Hogan & Hartson L.L.P. does not have an office,  including, Bass, Berry & Sims, PLC, special Tennessee counsel for Regal Cinemas Inc., substantially in the form of Exhibit C hereto.

(f)            Opinion of Counsel for Purchasers.  The Purchasers shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as Credit Suisse may require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)           Officers’ Certificate.  The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company and the Guarantors in this Agreement are true and correct, that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Guarantors or their respective subsidiaries taken as a whole except as set forth in the General Disclosure Package or contemplated by the General Disclosure Package and that the industry, statistical and market-related data included in the General Disclosure Package and the Final Offering Circular has been reviewed by such persons and, subject to the risks and limitations described in the General Disclosure Package and the Final Offering Circular, to the best knowledge of such persons, is based on or derived from sources which the Company and the Guarantors believe to be reliable and accurate in all material respects.

The Company and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably requests. Credit Suisse may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8.         Indemnification and Contribution. (a) Indemnification of Purchasers.  The Company and the Guarantors, jointly and severally, will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company and the Guarantors by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)           Indemnification of Company and the Guarantors.  Each of the Purchasers, severally and not jointly, will indemnify and hold harmless the Company, the Guarantors, each of their respective directors and each of their respective officers and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication, or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by such Purchaser through Credit Suisse specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular furnished on behalf of each Purchaser:  paragraphs three and nine under the caption “Plan of Distribution”; provided however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s or any Guarantor’s failure to perform its obligations under Section 5(a) of this Agreement.

(c)           Actions Against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)           Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.  The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.         Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to each of the Company, Deutsche Bank Securities Inc., and J.P. Morgan Securities Inc. for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on such Closing Date.  If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of  Offered Securities that the Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Company, Deutsche Bank Securities Inc., and J.P. Morgan Securities Inc. for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10.  As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section.  Nothing herein will relieve a defaulting Purchaser from liability for its default.

10.       Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.       Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, New York 10010-3629, Attention:  LCD-IBD, or, if sent to the Company or any of the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at 7132 Regal Lane, Knoxville, Tennessee 37918, Attention: General Counsel, with a copy to Richard J. Mattera, Esq. at Hogan & Hartson L.L.P., One Tabor Center, Suite 1500, 1200 Seventeenth Street, Denver, Colorado 80202; provided, however, that any notice to a Purchasers pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12.       Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company and the Guarantors as if such holders were parties hereto.

13.       Representation of Purchasers.  You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

14.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.       Absence of Fiduciary Relationship.  Each of the Company and each of the Guarantors acknowledges and agrees that:

(a)           No Other Relationship.  The Purchasers have been retained solely to act as initial purchaser(s) in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, any of the Guarantors and the Purchasers have been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Purchasers have advised or is advising the Company or any of the Guarantors on other matters;

(b)           Arm’s Length Negotiations.  The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arms-length negotiations with the Purchasers and the Company and the Guarantors are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Absence of Obligation to Disclose.  The Company and the Guarantors have been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors and that the Purchasers has no obligation to disclose such interests and transactions to Company and the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d)           Waiver of Claims.  Each of the Company and each of the Guarantors waives, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Purchasers shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Guarantors, including stockholders, employees or creditors of the Company or the Guarantors.

16.      Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Each of the Company and each of the Guarantors hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the Company and each of the Guarantors irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,

REGAL CINEMAS CORPORATION

By:	/s/ David H. Ownby
Name: David S. Ownby
Title: Chief Financial Officer

GUARANTORS:

REGAL CINEMAS, INC.
R.C. COBB, INC.
REGAL INVESTMENT COMPANY
A 3 THEATRES OF TEXAS, INC.
A 3 THEATRES OF SAN ANTONIO, LTD.,
by A3 Theatres of Texas, Inc., its General Partner
EASTGATE THEATRE, INC.
REGAL CINEMAS HOLDINGS, INC.
EDWARDS THEATRES, INC.
HOYTS CINEMAS CORPORATION
INTERSTATE THEATRES CORPORATION
FREDERICK PLAZA CINEMAS, INC.
RCI/FSSC, LLC
RCI/RMS, LLC
REGAL CINEMEDIA CORPORATION
REGAL GALLERY PLACE, LLC
UA SWANSEA, LLC
by Interstate Theatres Corporation, its Sole Member
UNITED ARTISTS PROPERTIES I CORP.
UNITED ARTISTS REALTY COMPANY
UNITED ARTISTS THEATRE COMPANY

By:	/s/ David H. Ownby
Name: David S. Ownby
Title: Executive Vice President, Chief Financial Officer and Treasurer, or Vice President and Treasurer (as applicable)

CONSOLIDATED THEATRES MANAGEMENT, L.L.C.
RICHMOND I CINEMA, L.L.C.
By Regal Cinemas, Inc., its Sole Member and Sole Manager

By:	/s/ David H. Ownby
Name: David S. Ownby
Title: Executive Vice President, Chief Financial Officer and Treasurer or Vice President and Treasurer (as applicable)

REGAL ENTERTAINMENT GROUP

By:	/s/ David H. Ownby
Name: David S. Ownby
Title: Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Jerald Slowik
Name: Jerald Slowik
Title: Director

SCHEDULE A

Purchasers	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$157,580,000
Deutsche Bank Securities Inc.	96,970,000
J.P. Morgan Securities Inc.	77,580,000
Banc of America Securities LLC	48,480,000
Barclays Capital Inc.	19,390,000
Total	$400,000,000

SCHEDULE B

1.         Issuer Free Writing Communications (included in the General Disclosure Package)

1.  Pricing term sheet, dated July 9, 2009, a copy of which is attached as Schedule A to the Purchase Agreement.

2.         Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None.

Attachment A to SCHEDULE B

Pricing Term Sheet

See attached.

High Yield Capital Markets

Issuer:	Regal Cinemas Corporation

Security Description:	Senior Unsecured Notes
Face:	$400,000,000
Gross Proceeds:	$390,244,000
Coupon:	8.625%
Maturity:	7/15/2019
Offering Price:	$97.561
Yield to Maturity:	9.000%
Spread to Treasury:	560
Benchmark:	3.125% UST due 05/15/2019
Ratings:	B1 / B- (1)

Interest Payment Dates:	January 15 and July 15
Commencing:	1/15/2010

Optional Redemption:	Callable, on or after the following dates, and at the following prices:

	Date	Price
	7/15/2014	104.313%
	7/15/2015	102.875%
	7/15/2016	101.438%
	7/15/2017	100.000%
	and thereafter

Make-Whole:	Callable prior to first call date at make-whole call of T+50

Equity Clawback:	Redeem until	7/15/2012 at 108.625%
	for up to	35.0%

Trade Date:	7/9/2009
Settlement Date:	7/15/2009	(T+4)

Cusip Numbers:	144 A:	758753AC1
	144A ISIN:	US758753AC16
	RegS:	U75840AB1
	RegS ISIN:	USU75840AB14

Min. Allocation:	$2,000
Increments:	$1,000

Book-Runners:	Credit Suisse Securities (USA) LLC
	Deutsche Bank Securities Inc.
	J.P. Morgan Securities Inc.

Co-Managers:	Banc of America Securities LLC
	Barclays Capital Inc.

(1) These securities ratings have been provided by Moody’s and S&P. Neither of these ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant prospectus or offering circular in making their investment decisions. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934.  A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to persons in offshore transactions in reliance on Regulation S under the Act. The notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or in U.S. persons absent registration or an applicable exemption from the registration requirements.

1

Supplement to Offering Circular Disclosure

As of April 2, 2009, Regal Cinemas’ subsidiaries that are not guarantors would have accounted for approximately $265.4 million, or 9.4%, of REG’s total revenues for the 52 weeks ended April 2, 2009, approximately $229.3 million, or 8.9%, of REG’s total assets and approximately $143.5 million, or 5.1%, of REG’s total liabilities.

The Consolidated EBITDA basket in the Restricted Payments Covenant will be calculated for the period starting on March 28, 2009 instead of March 28, 2008.

2

SCHEDULE C

Supplemental Marketing Material

Investor Presentation dated July 9, 2009.